Exhibit B

[LOGO] HERCULES
--------------------------------------------------------------------------------

HERCULES INCORPORATED

Presentation to the Board of Directors

December 12, 2001

                                   [GRAPHIC]




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AGENDA

Introduction

Current conditions in the debt capital markets

Recent performance of Hercules' debt vs. comparables

Refinancing strategies

Positioning

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INTRODUCTION

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INTRODUCTION

o Absent a substantial asset sale, Hercules must execute a refinancing by the end of 2002

o Debt markets have been volatile, with notable improvement since 2Q01 (despite market weakness after 09/11)

o Hercules' debt has responded particularly well since the Company gave guidance around improving performance in 2002

      -     lenders focused on merits of credit as opposed to "asset sale story"

o Original bank lenders fatigued in absence of strong bank group leadership and protracted under-performance relative to plan

      -     loan classified as "Substandard" by SNC

o Today, Hercules has full access to the capital markets to pursue a complete or partial refinancing

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SCHEDULED MATURITIES AND AMORTIZATION

Hercules currently faces substantial refinancing risk in 2003, which should be addressed in any partial refinancing

  [The following table was depicted as a bar chart in the printed materials.]

                                   [BAR CHART]

                                YEARLY MATURITIES
--------------------------------------------------------------------------------

($ in millions)

        2001     2002      2003     2004     2005      2006    2007     2008

       $53.1    $234.2    $909.0    $3.8    $356.8    $58.0   $400.0    $0.0

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CURRENT CONDITIONS IN THE DEBT CAPITAL MARKETS

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CURRENT SENIOR DEBT MARKET CONDITIONS

o     Substantial liquidity currently in the institutional loan market

      -     investors flush with uninvested cash / new issue volume off sharply

      -     secondary market levels up over 200 bps over the past 6 weeks

o     Traditional bank loan market continues to shrink and remains weak

o     Current credit problems tempering investors' appetite for new issues

o     Flight to quality: investors favoring larger, higher-rated issuers

o     Refocus on asset values to complement cash flows

o     6-month LIBOR of 1.98% represents lowest benchmark level in over 40 years

o     Credit spreads, while currently higher than 1H01, are still attractive

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                AVERAGE BB/BB- BANK DEBT RATING NEW ISSUE SPREAD

                                                             MONTH       MONTH
                                                             ENDED       ENDED
                                        2Q01       3Q01     11/08/01    12/06/01

Pro rata spread                       L+278.0    L+277.0    L+341.7     L+333.3

Weighted avg. institutional spread    L+318.0    L+329.0    L+416.7     L+354.2

Pro forma debt/EBITDA                  4.0x        3.8x       3.3x        3.5x

Pro forma senior debt/EBITDA           2.5x        3.4x       2.5x        2.3x

                       HERCULES' CURRENT CREDIT STATISTICS

                                                       2001E      2002E

               Sr. Secured Debt/EBITDA                 4.0x       3.0x

               Total Debt/EBITDA                       4.9x       3.7x

               Total Financings/EBITDA                 6.3x       4.7x

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BOND MARKET CONDITIONS

o     Substantial liquidity in the market

o     Current trading levels price in a very robust economic recovery

o     Primary use of proceeds has been for bank debt refinancing

o     BB rated, industrial issuers are in the sweetspot of the current market

o     Significant volatility in 2001

      - despite market weakness post September 11th, today's market is as strong as ever

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              RECENT PERFORMANCE OF HERCULES' DEBT VS. COMPARABLES

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HERCULES' DEBT TRADING PERFORMANCE
11 1/8% SR. UNSECURED NOTES

    HERCULES 11 1/8% SPREAD-TO-WORST          HERCULES 11 1/8% DOLLAR PRICE
    --------------------------------          -----------------------------

    Graph omitted reflecting                  Graph omitted reflecting
    Hercules 11 1/8% Sr. Unsecured            Hercules 11 1/8% Sr. Unsecured
    Notes spread-to-worst range of            Notes dollar price range of
    approximately 550 bps to 850 bps          approximately 92 to 104 per
    for dates from 11/23/00 to 12/05/01.      $100 face value for dates from
                                              11/23/00 to 12/05/01.



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HERCULES' DEBT TRADING PERFORMANCE (continued)
TERM LOAN D

                    HERCULES TERM LOAN D TRADING PERFORMANCE
--------------------------------------------------------------------------------

                     Graph omitted reflecting
                     Bid Level with range of approximately
                     92 to 100 per $100 face value
                     between 03/26/01 to 11/30/01 for
                     Hercules Term Loan D.


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HERCULES' RELATIVE SPREADS
CURRENT VS AT ISSUE

          RELATIVE VALUE: INSTITUTIONAL TERM LOAN VS SR. UNSECURED DEBT
--------------------------------------------------------------------------------

  [The following table was depicted as a bar chart in the printed materials.]

               [BAR CHART]                              [BAR CHART]

           AT ISSUE (11/09/00)                             CURRENT (12/07/01)

Bond              529                        Bond                  550
Term loan         333                        Term loan             383

                  AT ISSUE                                   CURRENT
       -----------------------------               -----------------------------
           PRICE     ABSOLUTE YIELDS                   PRICE     ABSOLUTE YIELDS

Bonds     100.00        11.125%             Bonds     104.00        10.21%

Bank       99.75        10.02%              Bank       98.25         5.81%

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REFINANCING STRATEGIES

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TRANSACTION SUMMARY
SCENARIO I -- PARTIAL REFINANCING - BALANCE SHEET AS OF 09/30/01


              SOURCES                                     USES
----------------------------------       ---------------------------------------
($ in millions)

Term Loan E                 $500.0       Revolver(1)                  $227.0

Senior Unsecured Notes       350.0       Term Loan A                   543.0

                                         ESOP                           60.0

                                         Fees                           20.0

----------------------------------       ---------------------------------------
TOTAL SOURCES               $850.0       TOTAL USES                   $850.0
----------------------------------       ---------------------------------------
                                         (1) Commitment reduced to $800 million.

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LIQUIDITY ANALYSIS
SCENARIO I

Even after making the 2002 tax payment, the revolving credit facility provides roughly $300 million of liquidity

($ in millions)

Revolver (09/30/01)                                                         $517

Letter of credit                                                             100

TOTAL USAGE                                                                 $617

Taxes due in 2002                                                            120

PROJECTED USAGE                                                             $737

Refinancing payment                                                          227

PRO FORMA USAGE                                                             $510

Total availability                                                           800

--------------------------------------------------------------------------------
AVAILABLE LIQUIDITY                                                         $290
--------------------------------------------------------------------------------

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2003 REFINANCING RISK

Refinancing will smooth maturities while limiting refinancing risk to the Revolving Credit Facility and Notes due in 2003

  [The following tables were depicted as bar charts in the printed materials.]

                                   [BAR CHART]

                             SCHEDULED MATURITIES -
                                 PRE REFINANCING
--------------------------------------------------------------------------------

($ in millions)

      2001     2002     2003     2004     2005     2006     2007     2008

     $53.1    $234.2   $909.0    $3.8    $356.8   $58.0    $400.0    $0.0

                                   [BAR CHART]

                             SCHEDULED MATURITIES -
                                POST REFINANCING
--------------------------------------------------------------------------------

($ in millions)

  2001     2002     2003     2004     2005     2006     2007     2008     2009

  $0.0     $3.8    $418.8    $3.8    $356.8    $58.0   $400.0   $500.0   $389.0

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PROJECTED CREDIT STATISTICS AND PROPOSED COVENANT
LEVELS

Immediately following a transaction, covenants would be set at 5.5x, stepping down to a level between 5.00x and 5.25x after a year

  ($ in millions)                                                  FYE 2002

SUMMARY PRO FORMA CREDIT STATISTICS

  Sr. Secured debt / EBITDA                                          2.53x

  Total debt / EBITDA                                                3.93x

  Total financings / EBITDA                                          4.82x

PROPOSED COVENANT LEVELS

  EBITDA                                                             $599

  Total debt                                                        $2,357

  Total debt / EBITDA                                                3.93x

  Proposed test                                                      5.00x

    EBITDA cushion                                                    115

    MINIMUM EBITDA FOR COMPLIANCE                                     485

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TRANSACTION SUMMARY
SCENARIO II - COMPREHENSIVE REFINANCING

We believe that the Company could also embark upon a comprehensive refinancing

               SOURCES                                      USES
------------------------------------        ------------------------------------

($ in millions)                             ($ in millions)

$300 million Revolver             $0        Revolver                        $517

Additional Term Loans            913        Term Loan A                      543

Senior Unsecured Notes           400        ESOP                             103

                                            Tax payment                      120

                                            Fees and expenses                 30

------------------------------------        ------------------------------------
TOTAL SOURCES                 $1,313        TOTAL USES                    $1,313
------------------------------------        ------------------------------------

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POSITIONING

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POSITIONING

o     Diverse business

      -     products

      -     end markets

      -     geography

o     Strong market positions

o     Limited downside/significant upside

o     Defined cost cutting plan

o     Well respected CEO with proven track record

o     Diminimis refinancing risk

o     Stable earnings performance in challenging environment

o     Scale

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[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

APPENDIX I

Chemical industry debt market conditions


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[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

CURRENT DEBT MARKET CONDITIONS

o The debt capital markets are extremely liquid with managers looking to invest substantial amounts of cash

o While the market is as strong as ever, investors' appetite favors larger, higher-rated issuers

      -     BB rated, industrial issuers are in the sweet-spot of the market

o Chemical issuers have not been overlooked, as current trading levels reflect investors' belief in a V-shaped recovery

                               HIGH-YIELD RETURNS
--------------------------------------------------------------------------------

                                       2Q2001           3Q2001        QTD 4Q2001

High-yield composite                   (2.30%)          (1.99%)          6.63%
BB composite                            1.30%            5.24%           5.14%
Basic materials composite               0.87%            4.49%           4.60%
Wireless Telecom composite             (6.85%)         (17.14%)         18.01%
Wireline Telecom composite            (23.38%)         (42.70%)          5.68%

--------------------------------------------------------------------------------
CHEMICAL COMPOSITE                     (1.14%)           1.01%           4.60%
--------------------------------------------------------------------------------


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[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

RECENT HIGH YIELD MARKET DYNAMICS

                             KEY ECONOMIC INDICATORS

12/07/01: Unemployment rate for the month of November came in at 5.7% vs. 5.6%

12/06/01: US initial jobless claims was 475k vs. 456k est.

11/27/01: US consumer confidence was 82.2 vs. 86.5 est.

11/19/01: Housing starts for the month of October were 1,552k vs. 1,500k

      [The following table was depicted as a combination bar and line chart in the printed materials.]

                                   [BAR CHART]

                      WEEKLY NEW ISSUE VOLUME ($ MILLIONS)
--------------------------------------------------------------------------------

($ IN MILLIONS)

                                1-Oct   8-Oct   15-Oct  22-Oct  29-Oct  5-Nov   12-Nov  19-Nov  26-Nov  3-Dec   10-Dec
Volume                           $0.0    $0.6    $0.2    $0.9    $1.0    $0.8    $1.2    $1.3    $0.5    $2.0    $2.2

($ IN BILLIONS)
Visible forward calendar        [Chart omitted reflecting range of values for visable forward calendar of approximately $0.25 B to $3.5 B from October 2001 to December 2001]

                                   [BAR CHART]

                       ANNUAL NEW ISSUE VOLUME BY RATING
--------------------------------------------------------------------------------

NEW ISSUANCE ($ BN)
[all numbers in chart as summarized below are approximations based on review of hard copy of chart]

                        1995    1996    1997    1998    1999    2000    2001

4 B's                   [Chart omitted reflecting range of new issuances
                           approximately $8 b to $30 b from 1995 to 2001]
3 B's                   [Chart omitted reflecting range of new issuances
                           approximately $5 b to $20 b from 1995 to 2001]
2 B's and below         [Chart omitted reflecting range of new issuances
                           approximately $20 b to $100 b from 1995 to 2001]
Emerging markets        [Chart omitted reflecting range of new issuances
                           approximately $0 b to $12 b from 1995 to 2001]
MARKET SIZE             [Chart omitted reflecting range of approximately
                           $250 b to $600 b from 1995 to 2001]

Note: Data as of December 7, 2001.

           SECONDARY SPREADS BY CREDIT RATINGS - CORPORATE INDUSTRIALS
--------------------------------------------------------------------------------

        RATINGS

MOODY'S             S&P         SPREAD OVER 5.01% TREASURY    ABSOLUTE YIELD

 Baa3              BBB-                  249 bps                  7.50%
--------------------------------------------------------------------------------
  Bal               BB+                  364 bps                  8.65%
  Ba2                BB                  437 bps                  9.38%
  Ba3               BB-                  487 bps                  9.88%
--------------------------------------------------------------------------------
   B1                B+                  517 bps                 10.18%
   B2                 B                  636 bps                 11.37%
   B3                B-                  784 bps                 12.85%


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[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        MUTUAL FUNDS FLOW ACTIVITY

IN ADDITION TO MUTUAL FUNDS, INSURANCE AND PENSION FUNDS ARE INCREASING EXPOSURE TO HIGH YIELD

         HIGH YIELD MUTUAL VS. EQUITY FUNDS FLOW (FIGURES IN $ MILLIONS)
--------------------------------------------------------------------------------

  Graph omitted reflecting High Yield mutual (approximately -600 to 900) versus Equity Funds flow (approximately -5,000 to 8,000) between Jan 01 and Dec 01.


Source:

              HIGH YIELD MUTUAL FUND LIQUID ASSETS AS A PERCENTAGE
                    OF TOTAL ASSETS (AS OF OCTOBER 31, 2001)
--------------------------------------------------------------------------------

      Graph omitted reflecting mutual fund liquid assets as a percentage of total assets ranging from approximately 4.3% to 9.0% between Feb 2000 and
                                   Oct 2001.

Source:


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[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        LEVERAGED LOAN MARKET ACTIVITY

MARKET SUPPLY/DEMAND DYNAMICS CONTINUE TO FAVOR NEW ISSUERS AS NEW ISSUE VOLUME CONTINUES TO BE LIGHT WITH ONLY $1.7 BILLION OF INSTITUTIONAL PAPER PLACED SINCE OCTOBER AND VERY LITTLE DEAL FLOW EXPECTED FOR THE REMAINDER OF THIS YEAR

                     RECENT LEVERAGED LOAN MARKET ACTIVITY
--------------------------------------------------------------------------------

                                   [BAR CHART]

                     Recent leveraged loan market activity


Dates:           4-Oct   11-Oct  18-Oct  25-Oct  1-Nov   8-Nov   15-Nov  21-Nov
Volume           $8.0    $8.0    $6.0    $7.0    $7.0    $7.0    $5.0    $5.0
Number of Deals   29      22      21      27      28      27      22      22


Dates:           29-Nov  6-Dec
Volume           $4.0    $6.0
Number of Deals   21      32






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[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        DEAL STRUCTURE TRENDS

WHILE INVESTORS CONTINUE TO BE VERY CAUTIOUS AND EXTREMELY CREDIT-FOCUSED WHEN COMMITTING TO LEVERAGED LOANS, THEY REMAIN WILLING TO COMMIT CAPITAL TO LARGER SIZED ISSUERS WITH A STRONG CREDIT STORY

                AVERAGE DEBT MULTIPLE OF HIGHLY LEVERAGED LOANS
--------------------------------------------------------------------------------

  [The following table was depicted as a bar chart in the printed materials.]

                                   [BAR CHART]

                                                                        MULTIPLE OF EBITDA

                        1989    1990    1992    1993    1994    1995    1996    1997    1998    1999    2000    3Q01    ME 12/6/01
Bank debt/EBITDA        3.39    3.35    2.58    2.68    2.81    3.25    3.50    3.62    3.50    3.25    2.87    2.46       1.83
Non-bank debt/EBITDA    3.28    1.99    2.37    2.46    2.52    1.91    2.25    2.05    1.70    1.20    1.16    1.23       1.87

Total                   6.67    5.34    4.95    5.14    5.33    5.16    5.75    5.67    5.20    4.45    4.03    3.69       3.70

Note: 1991 is excluded due to lack of data. Criteria pre-1996: L+250 and higher;
      1996 to date: L+225 and higher. Media loans excluded.

Source:

                AVERAGE EQUITY CONTRIBUTION TO LEVERAGED BUYOUTS
--------------------------------------------------------------------------------

  [The following table was depicted as a bar chart in the printed materials.]

                                   [BAR CHART]

                                                                 EQUITY AS A % OF TOTAL SOURCES

                    1989    1990    1992    1993    1994    1995    1996    1997    1998    1999    2000    1Q01    2Q01    3Q01
Rollover equity                                                              3.3%    3.5%    4.1%    3.9%    5.1%    9.6%    0.5%
Continued equity    13.4%   20.7%   22.0%   25.2%   26.2%   23.7%   22.9%   30.0%   31.6%   35.7%   37.8%   39.6%   38.9%   39.1%

Note: 1991 is excluded due to lack of data. Equity includes: common equity and preferred stock as well as holding company debt and seller note proceeds downstreamed to the operating company as common equity.

Source:


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[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        CURRENT BOND TRADING LEVELS
                        SPECIALTY AND COMMODITY

                                                                      ------------                                       ---------
                                      INEOS                                                                     ISP
                                    ACRYLICS        HI          GEO      HERCULES    RESOLUTION    NOVEON      CHEMCO      AVERAGE
----------------------------------------------------------------------------------------------------------------------------------
($ in millions except where noted)

Coupon                               10.25%       10.125%     10.125%     11.125%       13.50%      11.00%      10.25%      10.91%
Issue                                Sr. Uns      Sr. Sub     Sr. Sub     Sr. Uns      Sr. Sub     Sr. Sub     Sr. Sub         --
Maturity                             May 10       July 07     Aug-08      Nov-07       Nov-10      Feb-11      Jul-11          --
Amount                              (euro)200      $600        120         400.0         75.0       275.0       200.0          --

Price                                 87.0         93.0        86.0        104.0        110.0       107.0       103.0        98.6
Yield-to-worst                       12.81%       11.54%      13.36%       10.20%       11.37%       9.63%       9.68%      11.22%
Spread                                 842         671          867          575          662         484         485         655
Yield-to-maturity                    12.81%       11.54%      13.36%       10.20%       11.66%       9.82%       9.76%      11.31%
Rating (Moody/S&P)                    B3/B+        B2/B       B3/B-        Ba2/B+        B2/B        B3/B        B2/B+         --

FINANCIALS (LTM 09/30/01)
Revenue                             (euro)939     $3,537       $193       $2,726         $913      $1,093        $785          --
EBITDA                                 119           564         41          429          147         177         182          --
Interest expense                        66           227         16          202           70          84          55          --
CapEx                                   48           244          9           88           22          39          38          --
Total debt                             619         3,154        225        2,208          601         906         610          --

CREDIT STATISTICS
EBITA/interest expense                1.8x          2.5x       2.5x         2.0x         2.1x        2.1x        3.3x        2.3x
EBITDA - CapEx/interest expense       1.1x          1.9x       2.3x         1.6x         1.8x        1.6x        2.6x        1.9x
Debt/EBITDA                           5.2x          5.6x       5.5x         5.1x         4.1x        5.1x        3.4x        5.0x
                                                                      ------------                                       ---------


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[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        COMPARABLE YIELDS

  [The following table was depicted as a bar chart in the printed materials.]

                                   [BAR CHART]

                                                                  YIELD TO WORST

Sovereign Specialty/11.75%                                            12.26%
Huntsman International/10.125%                                        11.53%
Acetex/10.875%                                                        11.17%
Hercules/11.125%                                                      10.21%
Equistar/10.125%                                                      9.91%
ISP/10.25%                                                            9.68%
Noveon/11.0%                                                          9.63%
Lyondell/9.500%                                                       9.50%
IMC Global/10.875%                                                    9.41%
OM Group/9.25%                                                        9.25%
Georgia Gulf/10.375%                                                  9.08%
Millennium/9.25%                                                      8.81%


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[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        COMPARABLE LEVERAGE
                        LTM 09/30/2001

      [The following table was depicted as a combination bar and line chart in the printed materials.]

                                   [BAR CHART]

                                         TOTAL DEBT/EBITDA      YIELD TO WORST %

Sovereign Specialty                            6.1x             Chart omitted
Huntsman International                         5.4x             reflecting
Acetex                                         3.9x             % of yield-to-
Hercules                                       5.1x             worst range
Equistar                                      11.0x             of approximately
ISP                                            3.4x             8.75% to 12.0%
Noveon                                         5.1x             for companies in
Lyondell                                       6.3x             chart.
IMC Global                                     6.5x
OM Group                                       4.5x
Georgia Gulf                                   5.9x
Millennium                                     4.7x



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[LOGO] HERCULES         CHEMICAL INDUSTRIES DEBT MARKET CONDITIONS    APPENDIX I
                        --------------------------------------------------------

                        HIGH YIELD TRADING PERFORMANCE
                        10/22/01 - 12/10/01

  [The following table was depicted as a bar chart in the printed materials.]

                                   [BAR CHART]

                                                                BID PRICE

                                                       October 22          Today

Hercules/11.125%                                          $96.5           $104.0
ISP/10.25%                                                $95.5           $103.0
Noveon/11.00%                                            $100.0           $107.0
Acetex/10.875%                                            $93.0            $98.5
Georgia Gulf/10.375%                                     $102.0           $105.0
Geo Specialty/10.125%                                     $85.0            $86.0
NL Industries/11.75%                                      $98.0            $98.0
Avecia Group/11.00%                                       $95.0            $96.0


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[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        COMPARABLE YIELDS
                        10/22/01-- 12/10/01

  [The following table was depicted as a bar chart in the printed materials.]

                                   [BAR CHART]

                                                              YIELD TO WORST

                                                       October 22         Today

Hercules/11.125%                                         11.95%           10.20%
ISP/10.25%                                               11.01%            9.68%
Noveon/11.00%                                            11.00%            9.63%
Acetex/10.875%                                           12.29%           11.17%
Georgia Gulf/10.375%                                     10.37%            9.08%
Geo Specialty/10.125%                                    13.56%           13.36%
NL Industries/11.75%                                     12.90%           12.97%
Avecia Group/11.00%                                      12.00%           11.81%


                                                                              11




                                   [REDACTED]

[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        COMPARABLE SPREADS
                        10/22/01 - 12/10/01

  [The following table was depicted as a bar chart in the printed materials.]

                                   [BAR CHART]

                                                        SPREAD TO TREASURY (BPS)

                                                       October 22         Today

Hercules/11.125%                                           813              575
ISP/10.25%                                                 720              485
Noveon/11.00%                                              719              484
Acetex/10.875%                                             811              631
Georgia Gulf/10.375%                                       656              467
Geo Specialty/10.125%                                      983              867
NL Industries/11.75%                                     1,073            1,000
Avecia Group/11.00%                                        820              697


                                                                              12




                                   [REDACTED]

[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        NON-INVESTMENT GRADE BOND ISSUANCE
                        YTD 2001 VS 2000

OFFER
DATE         ISSUER                                     ISSUE                                    SIZE     COUPON    MATURITY
----------------------------------------------------------------------------------------------------------------------------
12/07/2001   OM Group                                   Sr. Sub. Notes (144 A)                 400,000      9.250      2011
11/30/2001   Lyondell Chemicals                         Sr. Sec. Notes                         393,000      9.500      2008
11/15/2001   COMPASS MINERALS                           SR. SUB. NOTES (144A)                  250,000     10.000      2011
11/08/2001   Resolution Performance Products            Sr. Sub. Notes (144A) -- add-on         75,000     13.500      2010
11/07/2001   ISP Chem Co                                Sr. Sub. Notes (144A) -- add-on        100,000     10.250      2011
10/30/2001   IMC Global Inc.                            Sr. Notes (144A) -- add-on             100,000     11.250      2001
10/03/2001   Terra Capital Inc.                         Sr. Sec. Notes                         200,000     12.875      2008
08/16/2001   Equistar                                   Sr. Notes                              700,000     10.125      2008
08/01/2001   ACETEX CORP.                               SR. NOTES                              190,000     10.875      2009
07/24/2001   International Specialty Products (ISP)     Sr. Sub. Notes (144A) -- add-on        100,000     10.250      2011
07/11/2001   Ineos Plc                                  Sr. Notes (144A)                       223,782     10.500      2010
06/20/2001   INTERNATIONAL SPECIALTY PRODUCTS (ISP)     SR. SUB. NOTES (144A)                  200,000     10.250      2011
06/13/2001   Millenium America Inc.                     Senior Notes                           275,000      9.250      2008
06/15/2001   Macdermid Inc.                             Sr. Sub. Notes (144A)                  301,500      9.125      2011
05/11/2001   Messer Griesheim                           Sr. Notes (144A) -- EURO               481,580     10.375      2011
05/08/2001   IMC Global Inc.                            Sr. Notes (144A)                       200,000     11.250      2011
05/08/2001   IMC Global Inc.                            Sr. Notes (144A)                       400,000     10.875      2008
04/24/2001   HUNTSMAN INTERNATIONAL LLC                 SR. SUB. NOTES -- ADD ON -- EURO        44,725     10.125      2009
03/06/2001   HUNTSMAN INTERNATIONAL LLC                 SR. NOTES (144A) -- EURO               185,500     10.125      2009
02/23/2001   NOVEON (BF GOODRICH)                       SR. SUB. NOTES                         275,000     11.000      2011

                                                        TOTAL:                               5,095,087
----------------------------------------------------------------------------------------------------------------------------
11/09/2000   Hercules                                   Sr. Notes (144A)                       400,000     11.125      2007
11/08/2000   Resolution Performance Products            Sr. Sub. Notes (144A)                  200,000     13.500      2010
09/22/2000   CP Kelco (Europe)                          Sr. Sub. Notes (144A) -- EURO          219,428     11.875      2010
08/21/2000   Neste Chemicals (Europe)                   Sr. Notes (144A) -- EURO                 9,022     12.250      2010
08/03/2000   Neste Chemicals (Europe)                   Sr. Notes (144A) -- EURO               217,584     12.250      2010
07/25/2000   Vantico (Europe)                           Sr. Notes (144A) -- EURO               234,650     12.000      2010
04/27/2000   INEOS ACRYLICS PLC (UK)                    SR. NOTES (144A) -- EURO               182,260     10.250      2010
03/24/2000   Sovereign Specialty Chemical Inc.          Sr. Sub. Notes (144A)                  150,000     11.875      2010

                                                        TOTAL:                               1,612,944

OFFER                                                ISSUE
DATE                 CALL     MOODY'S      S&P       PRICE         YIELD        SPREAD
--------------------------------------------------------------------------------------
12/07/2001           NC5         B2        B+       100.000         9.250         419
11/30/2001           NC4         B3        BB       100.000         9.500         493
11/15/2001           NC5         B3        B        100.000        10.000         542
11/08/2001           NC4         B2        B        106.791        12.000         799
11/07/2001           NC5         B2        BB-      101.500         9.960         575
10/30/2001           NC5         Ba1       BB-      100.690        11.047         659
10/03/2001        make-whole     B3        BB-       99.430        13.000         874
08/16/2001        MW -- Call     Ba1       BBB-     100.000        10.125         531
08/01/2001           NC4         B2        B+       100.000        10.875         580
07/24/2001           NC5         B2        BB-        99.50        10.328         521
07/11/2001           NC3         B2        B+       100.000        10.500         548
06/20/2001           NC5         B2        BB-       98.470        10.500         530
06/13/2001         MW-Call       Ba1       BBB+     100.000         9.250        409.5
06/15/2001           NC5         BA3       BB-       99.505         9.200         400
05/11/2001           NC5         B2        B+       100.000        10.375         548
05/08/2001           NC5         BA1       BB        97.799        11.625         640
05/08/2001           NC          BA1       BB        98.790        11.125         590
04/24/2001           NC5         B2         B       102.500         9.570         489
03/06/2001           NC5         B2         B       102.500         9.582         501
02/23/2001           NC5         B3         B       100.000        11.000         589


--------------------------------------------------------------------------------------
11/09/2000           NC          BA2       BB-      100.000        11.125         529
11/08/2000           NC5         B2        B         98.661        13.750         790
09/22/2000           NC5         B3        B        100.000        11.875         655
08/21/2000        make-whole     B3        B        100.000        12.246         647
08/03/2000           NC5         B3        B        100.000        12.250         705
07/25/2000           NC5         B3        B-       100.000        12.000         679
04/27/2000           NC5         B3        B+       100.000        10.250         200
03/24/2000           NC5         B3        B-        99.288        12.000         587

Note:  Bold indicates [ILLEGIBLE] nvolvement, $ in thousands.


                                       13




                                   [REDACTED]

[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        INSTITUTIONAL LOAN TRADING LEVELS

        INSTITUTIONAL TRANCHE TERM LOANS - TRADING PERFORMANCE AS OF DECEMBER 10, 2001
----------------------------------------------------------------------------------------------------
                                                                    INTEREST    DISCOUNT    DISCOUNT
LOAN                       BID       OFFER    MATURITY    SPREAD      RATE       SPREAD      YIELD
OM Group                   99.3      99.8      May-08       300       5.00%       325        5.25%
Compass Minerals          100.5     100.9      Nov-09       350       5.50%       333        5.33%
GEO                        95.5      96.5      Dec-07       375       5.75%       525        7.25%
Hercules - D               98.3      98.8      Nov-05       325       5.25%       383        5.81%
Huntsman International     97.5      98.0      Jun-07       300       5.00%       383        5.83%
Ineos Acrylics             99.5     100.0      Oct-07       250       4.50%       267        4.67%
Noveon                     99.8     100.1      Aug-08       375       5.75%       383        5.83%
ISP                        99.5     100.0      Jun-08       300       5.00%       317        5.17%
Resolution                 99.9     100.5      Oct-08       375       5.75%       379        5.79%

----------------------------------------------------------------------------------------------------
  MEAN                     98.9      99.4                 328.6       5.28%     368.0        5.68
  MEDIAN                   99.5     100.0                 325.0       5.25%     379.0        5.79
----------------------------------------------------------------------------------------------------

Note: Assumes three month LIBOR spread of 2.00%.


                                                                              14




                                   [REDACTED]

[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        NON-INVESTMENT GRADE
                        SENIOR DEBT

  DATE     ISSUER                        ISSUE               AMOUNT                 COUPON               MATURITY        S&P/Moody's
------------------------------------------------------------------------------------------------------------------------------------
11/2001    COMPASS MINERALS            RC, T/LB             135, 225                L+350              6.5 YR, 8 YR        BB-/B1
09/2001    Terra Industries               RC                   175                  L+275                3.75 yr            BB/B1
08/2001    Equistar Chemicals          RC, T/LB             500, 500             L+250, L+300          5 yr, 6 yr          BBB/Ba3
07/2001    Ferro Corp.                    RC                200, 400             L+200, L+200           364, 5yr          BBB-/Ba3
06/2001    ISP                         RC, T/LB             225, 225             L+250, L+300          5 YR, 7 YR          BB+/Ba1
06/2001    Millennium Chemicals        RC, T/LB             175, 225             L+200, L+250          5 yr, 5 yr         BBB-/Ba3
05/2001    GEO SPECIALTY CHEMICALS     RC, T/LB              40, 105             L+325, L+375         4 YR, 6.5 YR          B+/B1
05/2001    OM Group                    RC, T/LB             350, 300             L+300, L+300          9 mo, 7 yr          BB/Ba3
05/2001    Messer Gresheim          RC, T/LA, B, C   (EURO)310, 370,170,115      L+225, L+225       7yr/7 yr, 8yr/9yr  BB/Ba3(pound)
04/2001    IMC Global                   RC,T/LB             210, 290             L+300, L+375          5 yr/5.5 yr        BB+/Baa3
04/2001    Buckeye Technologies           RC                   215               L+300, L+375             4 yr               NR
03/2001    Millennium Chemicals        RC, T/LA             100, 400                L+137.5             1 yr, 5 yr          NR/NR
02/2001    NOVEON                   RC, T/LA, T/LB        125, 125, 510      L+300, L+300, L+350   6 YR, 6 YR, 7.5 YR      BB-/B1
01/2001    RK Polymers              RC, T/LA, T/LB          50,30,270        L+300, L+300, L+425    6 yr, 6 yr, 8 yr       BB-/B1

Note: Bold indicates [ILLEGIBLE] nvolvement.


                                                                              15




                                   [REDACTED]

[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        RECENT TRANSACTION PROFILES
                        CHEMICAL SECTOR

                                                                                GEO
                                LYONDELL      COMPASS                        SPECIALTY
($ in millions)                CHEMICALS      MINERALS       EQUISTAR        CHEMICALS    IMC GLOBAL    MILLENNIUM        NOVEON
------------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DATA

Rating (S&P/Moody's)             Ba3/BB        B1/BB-        Baa3/BBB-         B+/B2        BB/Ba1       BBB-/Ba1         BB-/B1
Transaction date             November 2001  November 2001   August 2001      May 2001     April 2001    June 2001     February 2001
Transaction size             $393 million   $630 million   $1,065 million  $145 million  $1.1 billion  $675 million   $1,437 million

PRO FORMA OPERATING DATA             $            $               $              $              $                            $
                             -------------  -------------  --------------  ------------  ------------  -------------  --------------
LTM Revenue                     $3,345         $  398          $7,111         $  225         $2,884        $1,814        $1,149
LTM EBITDA                         611            120          $  354             54            496           311           212
  % REVENUE                       18.2%          30.0%            5.0%          24.0%          17.2%         17.1%         18.4%
LTM CapEx                           69             44             136             11            213           117          63.8
  % EBITDA                        11.2%          36.7%           38.4%          21.0%          42.9%         37.6%         30.0%

CAPITALIZATION
Cash                                           $    3          $   57         $   14         $   85        $   58        $    5
Bank debt                          636            225             365            105            500           152           635
Senior Notes                     2,717             --           2,038             --            600         1,025            --
Subordinated Notes                 500            250              --            120             --             0           275
  Total debt                     3,855         $  475           2,403            225          1,100         1,117           910
Equity                           1,125            155           3,430            187            675           924           527
                             -------------  -------------  --------------  ------------  ------------  -------------  --------------
  TOTAL CAPITALIZATION           4,980         $  630          $5,833         $  412         $1,775        $2,101        $1,437

CREDIT STATISTICS

Senior secured/EBITDA              5.4x           1.9x            1.0x           1.8x           1.0x          0.1x          3.0x
Total debt/EBITDA                  6.3x           5.1x            6.8x           4.1x           2.2x          3.8x          4.3x
EBITDA/Cash interest               1.6x           3.lx            l.9x           2.7x           2.8x          3.5x          2.4x
EBITDA-CapEx/Cash                  1.4x           2.0x            1.2x           2.1x           1.6x          2.2x          1.7x
interest
Total debt/Capitalization         77.4%          75.4%           41.0%          54.0%          62.0%         56.0%         63.3%
Equity/Capitalization             22.5%          24.6%           59.0%          45.0%          38.0%         44.0%         36.7%
TOTAL DEBT/ENTERPRISE VALUE       77.4%          75.4%           41.0%          54.0%          48.8%         39.3%         63.3%


                                                                              16




                                   [REDACTED]

[LOGO] HERCULES         CHEMICAL INDUSTRY DEBT MARKET CONDITIONS      APPENDIX I
                        --------------------------------------------------------

                        RECENT TRANSACTION PROFILES
                        CHEMICAL SECTOR (continued)

                                                                        GEO
                     LYONDELL         COMPASS                        SPECIALTY
($ in millions)      CHEMICALS        MINERALS         EQUISTAR      CHEMICALS     IMC GLOBAL      MILLENNIUM        NOVEON
------------------------------------------------------------------------------------------------------------------------------
BANK DEBT TERMS

Revolver                                 $135            $500           $40           $210            $175             $125
Coupon, tenor                         L+350, 6.5        L+250,5       L+325, 4      L+300, 5         L+200, 5        L+300, 6
Term Loan A                               --               --            --             --              --              125
Coupon, tenor                             --               --            --             --              --             300.6
Term Loan B                              225              300           105            290             225              510
Coupon, tenor                         L+350, 8.0        L+300, 6      L+375, 6     L+375, 5.5        L+250, 5       L+350, 7.5

HIGH YIELD TERMS

Type of issue           Sr. Sec.       Sr. Sub.        Sr. Unsec.     Sr. Sub.      Sr. Notes      Sr. Notes         Sr. Sub.
Amount of issue           $393          $250             $700          $120        $200, $400         $275             $275
Maturity                  2008          2011             2008          2008        2011, 2008         2008             2011
                                                                                     11.250%,
Coupon                   9.500%        10.000%          10.125%       10.125%        10.875%          9.25%           11.00%
                                                                                     11,625%,
Yield at issue           9.500%        10.000%          10.125%       10.125%        11.125%          9.25%           11.00%
Spread at issue           493            542              531           468         640, 590         409.5              589


                                                                              17




                                   [REDACTED]